EXHIBIT 5


                               ROBERT BRANTL, ESQ.
                                52 Mulligan Lane
                               Irvington, NY 10533
                                  914-693-3026

April 23, 2007

GS CleanTech Corporation
One Penn Plaza, Suite 1612
New York, NY 10119

Ladies and Gentlemen:

With reference to the Registration Statement on Form S-8 which GS CleanTech Corporation proposes to file with the Securities and Exchange Commission registering  25,000,000  common  shares  which  may be  offered  and  sold by GS
CleanTech Corporation under the 2007 Equity Incentive Option Plan (the "Shares"), I am of the opinion that all proper corporate proceedings have been taken so that the Shares, upon sale and payment therefor in accordance with the Plan, will be legally issued, fully paid, and nonassessable.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement referred to above.

               Yours,

               /s/ Robert Brantl
               -------------------------
                   Robert Brantl

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